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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-97017) of El Paso Natural Gas Company of our report dated March 25, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in El Paso Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 6, 2003